Exhibit 99.1

Fitbit Reports Second Quarter 2015 Results
Revenue of $400 Million, Up 253% Year-Over-Year
Non-GAAP EPS of $0.21 Up from $0.09 a Year Earlier

SAN FRANCISCO – August 5, 2015 – Fitbit, Inc. (NYSE:FIT), the leader in the connected health and fitness market, today announced financial results for its second quarter ended June 30, 2015.

“Our second quarter results included our highest quarterly revenue in the eight-year history of Fitbit,” said James Park, Fitbit co-founder and CEO. “In the quarter, we introduced new features and services, expanded brand awareness, increased global distribution and further penetrated the corporate wellness market. We remain focused on continuing to deliver innovative products and services that empower people around the world to reach their health and fitness goals.”

Second Quarter 2015 Financial Summary

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except percentages and per share amounts	2014	2015	2014	2015
Revenue	$113,572	$400,412	$222,387	$737,166
Gross margin
GAAP	51%	47%	46%	48%
Non-GAAP*	52%	47%	56%	48%
Net income
GAAP	$14,753	$17,681	$23,625	$65,678
Non-GAAP*	$18,345	$51,313	$43,240	$107,487
Diluted net income per share
GAAP	$0.07	$0.07	$0.11	$0.29
Non-GAAP*	$0.09	$0.21	$0.21	$0.47

Adjusted EBITDA*	$29,088	$86,245	$71,116	$179,628
Devices sold	1,720	4,458	3,295	8,324
* For information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Second Quarter 2015 and Recent Fitbit Highlights

•	Sold 4.5 million connected health and fitness devices in the second quarter of 2015

•	International revenue increased 250% year-over-year for the second quarter of 2015, driven by EMEA and APAC year-over-year revenue growth of 301% and 292%, respectively, for the second quarter of 2015

•	Released an update to the Fitbit Surge, enabling GPS bike tracking

•	Redesigned Fitbit mobile experience, including the visual redesign of the daily activity graphs for iPhone, Android and Windows Phones

•	Expanded partnership with Tory Burch

•	Teamed up with Kellogg’s, showcasing Fitbit Flex on 20 million packages nationwide

•
Entered into Corporate Wellness agreements with Geico, Sutter Health, Transunion, Quicken Loans, and several financial institutions. To date, we have signed over 50 of the Fortune 500 companies to our Corporate Wellness program

Outlook

Fitbit’s outlook for the third quarter of 2015 is as follows:

•	Revenue in the range of $335 million to $365 million

•	Non-GAAP gross margin in the range of 47% to 48%

•	Non-GAAP tax rate of approximately 37%

•	Stock-based compensation expense in the range of $15 million to $17 million

•	Non-GAAP diluted net income per share in the range of $0.07 to $0.10

•	Adjusted EBITDA in the range of $35 million to $45 million

•	Non-GAAP diluted share count between 247 million and 249 million

Fitbit’s outlook for the full year of 2015 is as follows:

•	Revenue in the range of $1.6 billion to $1.7 billion

•	Non-GAAP gross margin in the range of 47% to 48%

•	Non-GAAP tax rate of approximately 37%

•	Stock-based compensation expense in the range of $50 million to $54 million

•	Non-GAAP diluted net income per share in the range of $0.69 to $0.77

•	Adjusted EBITDA in the range of $275 million to $310 million

•	Non-GAAP diluted share count between 235 million and 240 million.

Webcast and Conference Call Information
Fitbit management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss Fitbit’s financial results.

To listen to the live conference call, please dial toll free 1-888-206-4912 or 1-913-312-0699, access code 1660528, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “IR Events & Presentations” section of Fitbit’s website at https://investor.fitbit.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and the recording will be available on Fitbit’s website, https://investor.fitibit.com, approximately two hours after the call and for six months thereafter.

About Fitbit, Inc. (NYSE:FIT)

Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit Surge, Fitbit Charge HR, Fitbit Charge, Fitbit Flex, Fitbit Zip and Fitbit One activity trackers, as well as the Aria Wi-Fi Smart Scale. Fitbit products are carried in over 45,000 retail stores and in more than 50 countries.

Fitbit, the Fitbit logo, Fitbit Surge, Fitbit Charge HR, Fitbit Charge, Fitbit Flex, Fitbit One, Fitbit Zip, PurePulse, MobileRun, Aria and FitStar are trademarks, service marks and/or registered trademarks of Fitbit, Inc. in the United States and in other countries. All other trademarks, service marks, and product names used herein are the property of their respective owners.

Connect with us on Facebook or Twitter and share your Fitbit experience.

Investor Contact:

Peter Salkowski, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Fitbit’s financial outlook for the third quarter and the full year of 2015 and Fitbit’s plans to introduce new products and services. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; difficulty in predicting consumer preferences; any inability to successfully develop and introduce new products and services or enhance existing products and services; any inability to accurately forecast consumer demand and adequately manage our inventory; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; the ability of our channel partners to sell our products; market acceptance of our other products and services beyond wearable devices; the fact that the market for connected health and fitness devices is relatively new and unproven; other litigation; privacy; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption "Risk Factors" in our Prospectus filed pursuant to Rule 424(b) filed with the SEC on June 18, 2015, which is available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted net income per share; and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, amortization of intangible assets, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013 and the first quarter of 2014.

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•	Revaluation of redeemable convertible preferred stock warrant liability is a non-cash charge that will not recur in the periods following our initial public offering.

•
Amortization of intangible assets relates to our acquisition of FitStar. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	The change in contingent consideration relates to our acquisition of FitStar. This is a non-recurring benefit that has no direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented, and the shares issued in our initial public offering in June 2015, as if they had been outstanding since the beginning of the second quarter of 2015.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release.

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenue	$113,572	$400,412	$222,387	$737,166
Cost of revenue	55,183	212,870	119,229	380,415
Gross profit	58,389	187,542	103,158	356,751
Operating expenses:
Research and development	11,809	30,492	20,897	52,918
Sales and marketing	13,311	69,690	24,584	113,557
General and administrative	7,443	14,648	16,060	27,629
Change in contingent consideration	—	(7,704)	—	(7,704)
Total operating expenses	32,563	107,126	61,541	186,400
Operating income	25,826	80,416	41,617	170,351
Interest expense, net	(452)	(379)	(861)	(846)
Other expense, net	(3,687)	(45,308)	(4,906)	(58,385)
Income before income taxes	21,687	34,729	35,850	111,120
Income tax expense	6,934	17,048	12,225	45,442
Net income	$14,753	$17,681	$23,625	$65,678

Less: noncumulative dividends to preferred stockholders	(1,327)	(1,212)	(2,640)	(2,526)
Less: undistributed earnings attributable to participating securities	(10,423)	(11,244)	(16,293)	(45,907)
Net income attributable to common stockholders—basic	3,003	5,225	4,692	17,245
Add: undistributed earnings to dilutive participating securities	1,058	1,862	1,618	7,003
Net income attributable to common stockholders—diluted	$4,061	$7,087	$6,310	$24,248

Net income per share attributable to common stockholders:
Basic	$0.07	$0.09	$0.12	$0.35
Diluted	$0.07	$0.07	$0.11	$0.29
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	40,193	58,548	40,174	49,922
Diluted	60,487	95,190	59,983	82,841

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	December 31, 2014	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$195,626	$461,276
Accounts receivable, net	238,859	252,023
Inventories	115,072	186,870
Deferred tax assets	33,555	49,625
Prepaid expenses and other current assets	13,614	18,163
Total current assets	596,726	967,957
Property and equipment, net	26,435	30,945
Goodwill	—	22,157
Intangible assets, net	—	13,263
Other assets	9,890	12,308
Total assets	$633,051	$1,046,630
Liabilities, Redeemable Convertible Preferred Stock,
and Stockholders’ Equity
Current liabilities:
Fitbit Force recall reserve	$22,476	$12,894
Accounts payable	195,666	193,594
Accrued liabilities	70,940	79,618
Deferred revenue	9,009	21,346
Income taxes payable	30,631	795
Long-term debt, current portion	132,589	—
Total current liabilities	461,311	308,247
Redeemable convertible preferred stock warrant liability	15,797	—
Other liabilities	12,867	15,031
Total liabilities	489,975	323,278

Redeemable convertible preferred stock	67,814	—
Stockholders’ equity
Common stock and additional paid-in capital	7,983	590,310
Accumulated other comprehensive income	37	122
Retained earnings	67,242	132,920
Total stockholders’ equity	75,262	723,352
Total liabilities, redeemable convertible preferred stock,
and stockholders’ equity	$633,051	$1,046,630

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Non-GAAP gross profit:
GAAP gross profit	$58,389	$187,542	$103,158	$356,751
Stock-based compensation expense	129	825	188	1,271
Impact of Fitbit Force recall	—	—	22,163	(2,040)
Intangible assets amortization	—	467	—	467
Non-GAAP gross profit	$58,518	$188,834	$125,509	$356,449

Non-GAAP gross profit as a percentage of revenue:
GAAP gross profit as a percentage of revenue	51%	47%	46%	48%
Stock-based compensation expense	1	—	—	—
Impact of Fitbit Force recall	—	—	10	—
Intangible assets amortization	—	—	—	—
Non-GAAP gross profit as a percentage of revenue	52%	47%	56%	48%

Non-GAAP operating expenses:
GAAP operating expenses	$32,563	$107,126	$61,541	$186,400
Stock-based compensation expense	(532)	(6,922)	(787)	(11,379)
Impact of Fitbit Force recall	(1,483)	(69)	(4,359)	73
Intangible assets amortization	—	(82)	—	(82)
Change in contingent consideration	—	7,704	—	7,704
Non-GAAP operating expenses	$30,548	$107,757	$56,395	$182,716

Non-GAAP operating income:
GAAP operating income	$25,826	$80,416	$41,617	$170,351
Stock-based compensation expense	661	7,747	975	12,650
Impact of Fitbit Force recall	1,483	69	26,522	(2,113)
Intangible assets amortization	—	549	—	549
Change in contingent consideration	—	(7,704)	—	(7,704)
Non-GAAP operating income	$27,970	$81,077	$69,114	$173,733

Non-GAAP net income and net income per share:
Net income	$14,753	$17,681	$23,625	$65,678
Stock-based compensation expense	661	7,747	975	12,650
Impact of Fitbit Force recall	1,483	69	26,522	(2,113)
Revaluation of redeemable convertible preferred
stock warrant liability	3,842	46,320	5,195	56,655
Intangibles assets amortization	—	549	—	549
Change in contingent consideration	—	(7,704)	—	(7,704)
Income tax effect of non-GAAP adjustments	(2,394)	(13,349)	(13,077)	(18,228)
Non-GAAP net income	$18,345	$51,313	$43,240	$107,487

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
GAAP diluted shares	60,487	95,190	59,983	82,841
Diluted effect of redeemable convertible preferred
stock conversion	139,504	126,020	139,504	132,898
Initial public offering shares	—	20,173	—	10,081
Other dilutive equity awards	1,886	1,766	1,793	1,801
Non-GAAP diluted shares	201,877	243,149	201,280	227,621
Non-GAAP diluted net income per share	$0.09	$0.21	$0.21	$0.47

Adjusted EBITDA:
Net income	$14,753	$17,681	$23,625	$65,678
Impact of Fitbit Force recall	1,483	69	26,522	(2,113)
Stock-based compensation expense	661	7,747	975	12,650
Revaluation of redeemable convertible preferred
stock warrant liability	3,842	46,320	5,195	56,655
Depreciation and intangible assets amortization	963	4,705	1,713	8,174
Change in contingent consideration	—	(7,704)	—	(7,704)
Interest expense, net	452	379	861	846
Income tax expense	6,934	17,048	12,225	45,442
Adjusted EBITDA	$29,088	$86,245	$71,116	$179,628

Stock-based compensation expense:
Cost of revenue	$129	$825	$188	$1,271
Research and development	192	3,138	284	5,017
Sales and marketing	120	1,322	183	2,629
General and administrative	220	2,462	320	3,733
Total stock-based compensation expense	$661	$7,747	$975	$12,650

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

United States	$88,504	$312,666	$178,335	$577,975
Americas excluding United States	7,177	16,799	10,893	30,228
Europe, Middle East, and Africa	9,915	39,712	18,639	74,768
APAC	7,976	31,235	14,520	54,195
Total	$113,572	$400,412	$222,387	$737,166